UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 30, 2012

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a) (1) As previously reported, on February 15, 2012, Timothy C. Warner was appointed as Chief Executive Officer (“CEO”) of Cinemark Holdings, Inc. (the “Company”). Mr. Warner previously served as the Company’s President and Chief Operating Officer. In connection with his appointment as the CEO, the Company and Mr. Warner entered into the Amended and Restated Employment Agreement dated as of March 30, 2012 (the “Amended and Restated Agreement”). A copy of the Amended and Restated Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.

     (2) The Amended and Restated Agreement amends and restates the Employment Agreement dated June 16, 2008 by and between the Company and Mr. Warner (the “Original Agreement”). A summary of the material amendments to the Original Agreement contained in the Amended and Restated Agreement is included below under Item 5.02 and is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c) The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The Amended and Restated Employment Agreement amends and restates the Original Agreement. Set forth below is a summary of the material amendments to the Original Agreement contained in the Amended and Restated Employment Agreement.

Position. Mr. Warner will serve as the Company’s Chief Executive Officer and President.

Term. The term of Mr. Warner’s employment with the Company will continue until April 1, 2014, which may be extended at the Company’s election for an additional one-year period upon six months prior written notice by the Company to Mr. Warner.

Salary and Bonus. Mr. Warner’s base salary was increased to $700,000 per year, effective February 15, 2012. Mr. Warner will continue to be entitled to participate in all annual and long-term bonus and incentive, savings and retirement plans generally available to other similarly situated executive employees of the Company, as well as all benefits under welfare benefit plans, practices, programs and policies provided to other, senior executives of the Company. In addition to his base salary, Mr. Warner will continue to be entitled to participate in the Cinemark Holdings, Inc. Performance Bonus Plan, provided, however, that Mr. Warner’s target bonus shall not be less than 100% of his base salary. The actual amount of such bonus is subject to the terms of such plan and the parameters and performance targets established by the Compensation Committee of the Board of Directors (the “Board”) of the Company.

Long-Term Incentive Awards. Mr. Warner will continue to be eligible to participate in and receive grants of equity incentive awards under the Company’s Amended and Restated 2006 Long Term Incentive Plan, provided, however, that (i) such equity incentive awards shall be at least 125% of Mr. Warner’s base salary and (ii) such equity incentive awards shall not contain time based vesting provisions exceeding four years and will vest in equal amounts annually during the established vesting term. Prior grants of equity incentive awards to Mr. Warner will continue to be subject to the terms of the award agreement under which such equity incentive awards were issued.

Severance. Upon termination by the Company without “Cause” (as defined below), or by Mr. Warner for “Good Reason” (as defined below), or if Mr. Warner’s employment terminates at the end of the original term of the Amended and Restated Agreement or the one-year extension period, as applicable, Mr. Warner will be entitled to each of the following:

(i) all accrued base salary, the prorated portion of any bonus payments he would have received in respect of the fiscal year in which his termination occurs, and any previously vested equity incentive awards and benefits;

(ii) his annual base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices through the end of the original term or the one-year extension period, as applicable;

(iii) continued participation by himself and his dependents in the Company’s welfare benefits plans and insurance programs on the same terms as similarly situated active employees for a period of twenty-four months from the termination date; and

(iv) any outstanding equity incentive awards with time based vesting provisions granted to Mr. Warner shall immediately become vested as of the termination date (awards with performance based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained, such equity awards shall become immediately and fully vested without regard to any continued employment requirement).

As used in this Current Report on Form 8-K:

(i) “Cause” shall mean (a) subject to clause (b) below, a felony which results in a conviction, a guilty plea or plea of nolo contendere; (b) engaging in conduct involving moral turpitude that causes the Company and its affiliates material and demonstrable public disrepute or material and demonstrable economic harm; (c) a willful material breach of the Amended and Restated Agreement by Mr. Warner and/or Mr. Warner’s gross neglect of his duties thereunder which is not cured to the Board’s reasonable satisfaction within fifteen (15) days after notice thereof is given to Mr. Warner by the Board; or (d) the intentional wrongful damage to or misappropriation or conversion of material property of the Company or its affiliates. No act or failure to act by Mr. Warner shall be deemed “willful” or “intentional” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company.

(ii) “Good Reason” shall mean and shall be deemed to exist if, without the prior written consent of Mr. Warner, (a) Mr. Warner suffers a significant reduction in duties, responsibilities inconsistent in any material respect therewith (other than in connection with a termination for Cause); provided, however, the hiring, retention and election of a President and Chief Operating Officer shall not constitute a significant reduction in duties, responsibilities or effective authority for purposes of this definition; (b) the Company fails to pay Mr. Warner any amounts or provide any benefits required to by paid or provided under the Amended and Restated Agreement or is otherwise in material breach of the Amended and Restated Agreement; (c) subject to clause (a) above, the Company adversely changes Mr. Warner’s titles or reporting requirements; (d) Mr. Warner’s compensation opportunity (other than base salary) or benefits provided for under the Amended and Restated Agreement are materially decreased; or (e) the Company transfers Mr. Warner’s primary workplace from the Company’s headquarters in Dallas/Plano, Texas area.

The above summary of the material amendments to the Original Agreement contained in the Amended and Restated Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, does not purport to be complete and is qualified in its entirety by reference to the text and the Amended and Restated Agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement dated as of March 30, 2012, by and between Cinemark Holdings, Inc. and Timothy Warner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name:	Michael D. Cavalier
Title:	Senior Vice President - General Counsel

Date: April 2, 2012